SHARE EXCHANGE AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 22nd day of January 2007 (the "Effective Date"), EXECUTED ON THE ___ day of January 2007.

BETWEEN:

STRATEGIC MINERALS INC. a company incorporated under the laws of State of Nevada having a place of business at 1750-999 West Hastings Street, Vancouver, B.C. V6C 2W2 Facsimile # 604.633.0342, and

THE PARTIES LISTED AS AGI SHAREHOLDERS

ON SCHEDULE "A" OF THIS AGREEMENT

(individually a "AGI Shareholder" and collectively the "AGI Shareholders")

AND:

AULTRA GOLD INC., (formerly Dutch Mining (Canada) Ltd.) a company incorporated under the laws of the Province of British Columbia having a place of business at 1750-999 West Hastings Street, Vancouver, B.C. V6C 2W2 Facsimile # 604.633.0342;
("AGI")

AND:

AULTRA GOLD INC. (formerly called NEW WORLD ENTERTAINMENT CORP.) , a company incorporated under the laws of the State of Nevada and having an address for the purposes of this Agreement at 510 - 999 West Hastings Street, Vancouver, British Columbia V6C 2W2;
("AGDI")
WHEREAS:

A.  The authorized share capital of AGI consists of no maximum common shares without par value, and no other classes, of which 24,496,668 common shares (the "AGI Shares") are issued and outstanding;

B.  The AGI Shareholders are the registered and beneficial owners in the AGI Shares as set out on Schedule "A";

C.  The AGI Shareholders have agreed to transfer their AGI Shares to AGDI and AGDI has agreed to acquire the AGI Shares from the AGI Shareholders in exchange for the issuance of 24,496,668 common shares in AGDI (the “Shares”) upon a 1 for 1 basis and on the terms and conditions set forth in this Agreement;

D.  AGDI further joins in the execution of this Agreement for the purpose of evidencing its desire to acquire AGI and all of its right title and interests in certain gold and other precious metals mining leasehold interests and for the purpose of making certain representations and warranties to and covenants and agreements with the AGI Shareholders.

E.  AGI joins in the execution of this Agreement for the purpose of making certain representations and warranties to and covenants and agreements with AGDI.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1  Exchange of the Shares. Upon the execution of this Agreement, subject to AGDI obtaining regulatory approval satisfactory to AGI, and the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, AGDI shall issue and deliver the Shares to the AGI Shareholders to each of the AGI Shareholders in the proportions set out on Schedule "A" hereto. The Company hereby agrees to grant to the AGI Shareholders registration rights with respect to the Shares as set forth in Schedule “B” attached hereto.

1.2  Instruments of Conveyance and Transfer. At the Closing, AGDI shall deliver a certificate or certificates representing the Shares to the AGI Shareholders, in form and substance satisfactory to the AGI Shareholders ("Certificates"), as shall be effective to vest in the AGI Shareholders all right, title and interest in and to all of the Shares.

1.3  Consideration and Payment for the Shares . In consideration for the Shares, the AGI Shareholders shall transfer to AGDI their AGI Shares ("Share Exchange"). The parties intend that this acquisition and exchange of shares is to be a “tax free” exchange/transaction pursuant to Section 368(a)(1)(b) of the Internal Revenue Code of the United States and S.85 of the Income Tax Act of Canada.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE AGDI

AGDI represents and warrants to the AGI Shareholders the following:

2.1  Transfer of Title. AGDI shall transfer title in and to the Shares to the AGI Shareholders free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

(a)  Due Execution This Agreement has been duly executed and delivered by the AGDI.

(b)  Valid Agreement This Agreement constitutes, and upon execution and delivery thereof by the AGDI, will constitute, a valid and binding agreement of the AGDI enforceable against the AGDI in accordance with its respective terms.

(c)  Authorization. The execution, delivery and performance by the AGDI of this Agreement and the delivery by the AGDI of the Shares have been duly and validly authorized and no further consent or authorization of the AGDI, its Board of Directors, or its stockholders is required.

(d)  AGDI's Title to Shares; No Liens or Preemptive Rights; Valid Issuance. AGDI have and at the Closing will have full and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the AGI Shareholders; and on delivery to the AGI Shareholders of the Shares, all of the Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. Such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be fully paid and non-assessable shares of the Company’s common stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. At the Closing, AGDI shall each deliver to the AGI Shareholders certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

2.2  No Governmental Action Required. The execution and delivery by the AGDI of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers ("NASD"), except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of Closing.

2.3  Compliance with Applicable Law and Corporate Documents. The execution and delivery by the AGDI of this Agreement does not and will not and, the sale by the AGDI of the Shares does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the AGDI, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the AGDI or any its assets, or result in the creation or imposition of any lien on any asset of the AGDI. The AGDI is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of their businesses or the ownership of their properties.

2.4  Due Diligence Materials. The information heretofore furnished by the AGDI to the AGI Shareholders for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the AGDI to the AGI Shareholders will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

2.5  Not a Voting Trust: No Proxies. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, the AGDI is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

2.6  Survival of Representations. The representations and warranties herein by the AGDI will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing and will, except, provided herein, survive the Closing.

2.7  Adoption of Company’s Representations. The AGDI adopts and remakes as their own each and every representation made by the Company in Article 4 below.

2.8  No Solicitation. No form of general solicitation or general advertising was used by the AGDI or, to the best of their actual knowledge, any other person acting on behalf of the AGDI, in connection with the offer and sale of the Shares. Neither the AGDI, nor, to their knowledge, any person acting on behalf of the AGDI, have, either directly or indirectly, sold or offered for sale to any person (other than the AGI Shareholders) any of the Shares, and the AGDI represent that they will not, nor will any person authorized to act on their behalf (except that the AGDI makes no representation as to the AGI Shareholders) sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any person or persons so as thereby to cause the issuance or sale of any of the Shares to be in violation of any of the provisions of Section 5 of the Securities Exchange Act of 1934 or any other provision of law.

2.9  No Liabilities. Other than as described in Article 3.9 attached hereto, the Company’s 10KSB filed on March 24th, 2006 and the interim financial statements last filed in the 10QSB on November 28th, 2006. There are no liabilities of the AGDI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which could be charged as a liability to the Company, and to the best knowledge of AGDI there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the AGI Shareholders the following:

3.1  Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, and (b) all actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of Nevada.

3.2   (a)      Company Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

(b)  Due Authorization. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

(c)  Valid Execution. This Agreement has been duly executed and delivered by the Company.

(d)  Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(e)  No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company or its stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the AGI Shareholders.

3.3  Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 150,000,000 shares of Common Stock $0.001 par value. The issued and outstanding capital stock of the Company as of November 14, 2006, was 82,233,333 common shares. All of the shares of capital stock are, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof and at Closing, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to the AGI Shareholders true and correct copies of the Company’s articles of incorporation and by-laws.

3.4  There are no commitments, plans or arrangements of any kind whatsoever to issue shares of AGDI, nor were there any outstanding common shares in the capital stock of AGDI of any kind whatsoever calling for the issuance of any of the unissued shares of AGDI save and except for the following terminated transactions:

(a)  Share Exchange Agreement terminated with Liverpoole Inc. On May 12, 2006 AGDI entered into a share exchange agreement with Liverpoole Inc., a privately-owned corporation organized under the laws of Antigua, for the acquisition of all of the issued and outstanding shares of Liverpoole in exchange for 25,000,000 shares of the Company. In connection therewith, in order to secure the right to enter into such agreement with Liverpoole, the Company entered into an agreement with World Mobile Network Corp., a publicly-held corporation, pursuant to which World Mobile Network Corp. agreed to assign its exclusive right to acquire Liverpoole to the Company in exchange for 20,000,000 shares of the Company. The parties to these agreements have terminated all rights and obligations under certain Release Agreements dated effective December 8th, 2006.

(b)  Loan Agreement On May 3, 2006, AGDI entered into a $3,250,000 secured Loan Agreement (the "Loan Agreement") with 555 Holdings LLC, a Nevada limited liability company, and Global Developments Inc., a Nevada company (collectively the "Lenders"), pursuant to which Loan Agreement the Company issued $3,250,000 in aggregate principal amount of promissory notes (collectively the "Notes") to the Lenders. In lieu of the interest on the Notes, the Company agreed to simultaneously with the issuance of the Notes to issue three and one third shares of common stock, $0.001 par value per share (the "Common Stock"), of restricted stock of the Company for every dollar loaned by the Lenders, amounting to 10,833,333 shares of Common Stock (the "Shares"). The issuance of the Note was exempt from registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of such Securities Act and/or Regulation D promulgated thereunder based upon the representations of the Investor that it is an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. The parties to these agreements have terminated all rights and obligations as they related to AGDI under certain Release Agreements dated effective December 8th, 2006.

3.5  No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to, the Commission and the NASD, except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing.

3.6  Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Company of this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company’s articles of incorporation or bylaws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

3.7  SEC Representations. Through the date hereof, the Company has filed all forms, reports and documents with the Commission required to be filed by it ("SEC Reports"). The Company has delivered and/or made available to the AGI Shareholders true and complete copies of the required SEC Reports. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the federal and state securities laws and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.8  Financial Statements. (a) The AGI Shareholders has received a copy of the audited financial statements of the Company for the fiscal year ended March 31, 2006 ("Audited Financial Statements"), and the related statements of income and retained earnings for the period then ended. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated. Such financial statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature. Since September 30, 2006 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

3.9  No Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.10  No Taxes. To the best of the Company’s knowledge, it is not liable for any income, sales, withholding, real or personal property taxes to any governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company have been or will be filed as of the Closing Date and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

3.11  Material Agreements(a) Other than as fully described and previously disclosed in the Company’s Form 10-SB, 10-K and 10-Q filings, the Company is not currently carrying on any business and is not a party to any contract, agreement, lease or order which would subject it to any performance or business obligations or restrictions in the future after the closing of the transactions contemplated by this Agreement.

(b)  The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

(c)  The Company has no stockholder contracts or agreements.

(d)  The Company is not in default under any contract or any other document.

(e)  The Company has no written or oral contracts with any third party except with its transfer agent, Signature Stock Transfer, Inc.

(f)  The Company has no outstanding powers of attorney and no obligations concerning the performance of the AGDI concerning this Agreement.

(g)  The Company has all material Permits ("Permits" means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of the Company); (ii) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits; (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit, and (iv) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

(h)  Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case in violation of any law, rule or regulation or of a character required to be disclosed by the Company in any of the SEC Reports.

(i)  There are no outstanding judgments or UCC financing instruments or UCC Securities Interests filed against the Company or any of its properties.

(j)  The Company has no debt, loan, or obligations of any kind, to any of its directors, officers, stockholders, or employees, which will not be satisfied at the Closing.

(k)  The Company does not have and will not have any assets at the time of Closing other than as disclosed in the Company’s Form 10-SB and 10-K’s Audited Financial Statements. The Company does not own any real estate or any interests in real estate. The Company does not own any patents, copyrights, or trademarks other than as disclosed in the Company’s 10-K. The Company does not license the intellectual property of others nor owe fees or royalties on the same.

3.12  No Liabilities. To the best of its knowledge, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability. The Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Company’s financial statements.

3.13  OTC Listing. The Company is currently re-establishing its listing on the OTC Bulletin Board and presently trades under the symbol AGDI.

3.14  Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.15  Corporate Documents Effective. The articles of incorporation, and the bylaws of the Company, as provided to the AGI Shareholders are, or will at Closing be, in full force and effect and all actions of the Board of Directors or stockholders required to accomplish same have, or will at Closing have been, taken.

3.16  No Stockholder Approval Required. The acquisition of the Shares by the AGI Shareholders from AGDI does not require the approval of the stockholders of the Company under the Nevada General Corporate Law ("NGCL"), the Company's articles of incorporation or bylaws, or any other requirement of law or, if stockholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Company’s articles of incorporation and by-laws and the NGCL.

3.17  No Dissenters’ Rights. The acquisition of the Shares by the AGI Shareholders from AGDI will not give rise to any dissenting stockholders' rights under the NGCL, the Company's articles of incorporation or bylaws, or otherwise.

3.18  Not Subject to Voting Trust. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. The Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the Shares to the AGI Shareholders, impair, restrict or delay any voting rights with respect to the Shares.

3.19  Prior Offerings. All issuances by the Company of shares of common stock in past transactions have been legally and validly effected, and all of such shares of common stock are fully paid and non-assessable. All of the offerings of the Company's common stock were conducted in strict accordance with the requirements of Regulation S, as applicable, in full compliance with the requirements of the Securities Exchange Acts of 1933 and 1934, as applicable, and in full compliance with and according to the requirements of the NGCL and the Company's articles of incorporation and bylaws.

3.20  True Representations. The information heretofore furnished by the Company to the AGI Shareholders for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the AGI Shareholders will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

3.21  Survival. The representations and warranties herein by the Company will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing Time and will, except, as otherwise provided herein, survive the Closing for a period of two (2) years.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF AGI

Unless specifically stated otherwise, the AGI represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1  Agreement’s Validity. This Agreement has been duly executed and delivered by AGI and the principal AGI Shareholders, and shall be signed by the other participating AGI Shareholders in counterpart and constitutes legal, valid and binding obligations of the AGI Shareholders, enforceable against the AGI Shareholders in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

4.2  Investment Intent. The AGI Shareholders are acquiring the Shares for their own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Shares, or (ii) pursuant to an applicable exemption under the Securities Act.

4.3  Restricted Securities. The AGI Shareholders understand that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the AGI Shareholders represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

4.4  Legend. It is agreed and understood by the AGI Shareholders that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.5  Disclosure of Information. The AGI Shareholders acknowledge that they have been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow the AGI Shareholders to make an informed decision regarding an investment in the Shares. The AGI Shareholders represent that they have had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

4.6  Disclosure of AGI Information. The AGI Shareholders represent and warrant to AGDI that:

(a) AGI was and remains duly incorporated under the laws of the Province of British Columbia and AGI:
(i) is a "private issuer" as that term is defined in the B.C. Securities Act (the "Securities Act");
(ii) does not carry on business in any territory or province of Canada save and except for maintaining its administrative offices as set forth in Vancouver, British
  Columbia; and
(iii) is in good standing with respect to the filing of annual reports with the Registrar of Companies;

(b) AGI has no wholly-owned or controlled subsidiaries;

(c) the authorized and issued share capital of AGI is as described in the recitals to this Agreement;

(d) the AGI Shares are validly issued and outstanding fully paid and non-assessable common shares of AGI registered in the names of, and/or beneficially owned by, the Vendor as set forth in the Schedule "A" to this Agreement, free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

(e) except for the AGI Shares, there are no shares, stock options, stock option plans, employee share ownership plans, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a "security" (collectively, a "Security") of AGI as that term is defined in the Securities Act and, except as is provided for by operation of this Agreement, there are no options, shareholder or other agreements, rights of first refusal, shotgun provisions, piggy-back rights or other rights of any kind whatsoever to acquire all or any of the AGI Shares or any interest in them from the Vendor or from any one of them, or which in any way encumber all or any of the AGI Shares;

(f) the constating documents of AGI have not been altered since the incorporation of AGI or, if they have been, all such alterations are contained and reflected in the minute book of AGI;

(g) all of the material transactions of AGI have been properly recorded or filed in or with the books or records of AGI and the minute books of AGI contain all records of the meetings and proceedings of shareholders and directors of AGI since its incorporation;

(h) AGI is the registered and beneficial owner of all of the properties and assets (collectively the "Assets") listed on Schedule "C" to this Agreement, and such Assets represent all of the property and assets of any kind whatsoever used by AGI and which are necessary or useful in the conduct of its Business;

(i) AGI has the corporate power to own the Assets owned by it and to carry on the Business carried on by it and to meet its obligations under this Agreement, and AGI is duly qualified to carry on business in all jurisdictions in which it carries on its Business;

(j) AGI has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever;

(k) all leases, sub-leases, tenancy or other agreements of any kind whatsoever (collectively, the "Mineral Property Leases") pursuant to which AGI has secured the Mineral Rights (collectively, the "Mineral Rights") it uses for the conduct of its Business are in good standing in all respects and not in default in any respect, and such Mineral Rights are described on Schedule "C" and are in good standing for the conduct of its Business;

(l) all machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;

(m) in respect of both the hardware and software components of the information management and

(n) the audited financial statements of AGI for its fiscal years ended September 30th, 2006 (the "AGI Financial Statements"), a copy of which appear as Schedule "D" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of AGI for the periods then ended and the AGI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(o) the books and records of AGI disclose all material financial transactions of AGI since September 30th, and such transactions have been fairly and accurately recorded.

ARTICLE 5
CLOSING AND DELIVERY OF DOCUMENTS

5.1  Closing. The Closing shall be held on Friday, December 15th, 2006 (the "Closing Date"). The Closing shall occur as a single integrated transaction, as follows.

(a)  Delivery by AGDI

(i)	AGDI shall deliver to the AGI Shareholders such instruments, documents and certificates as are required to be delivered by AGDI or its representatives pursuant to the provisions of this Agreement.

(ii)	AGDI shall deliver the Certificates as directed by the AGI Shareholders.

(b)  Delivery by the AGI Shareholders

(i)	The AGI Shareholders irrevocably directs AGI to deliver to AGDI the AGI Shares duly executed for transfer to AGDI.

(ii)
A certificate executed by the AGI Shareholders dated effective the Closing Date, certifying that the representations and warranties of the AGI Shareholders contained in this Agreement are then true in all respects.

ARTICLE 6
TERMINATION, AMENDMENT AND WAIVER

6.1  Waiver. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party’s right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

6.2  Termination by the AGI Shareholders. Notwithstanding anything to the contrary herein, each of the individual AGI Shareholders shall have the right, in their sole and absolute discretion, at any time prior to their proportional payment of the Share Exchange, to terminate this Agreement, in which event, this Agreement shall be terminated and no party shall have any further obligation to any other party.

ARTICLE 7
MISCELLANEOUS

7.1  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

7.2  Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be at the addresses first above provided, or at the addresses set forth for the shareholders of record on the corporate securities registers as the case may be.

7.3  Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Nevada without regard to principles of conflicts of law). Each of the parties hereto agrees to submit to the exclusive jurisdiction of any federal or state court within Las Vegas, with respect to any claim or cause of action arising under or relating to this Agreement. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 10.2, together with a copy to be delivered to such party’s attorneys via telecopier (if provided in Section 10.2). Such service shall be deemed to be completed when mailed and sent and received by telecopier. AGDI and the AGI Shareholders each waives any objection based on forum non conveniens. Nothing in this paragraph shall affect the right of AGDI or the AGI Shareholders to serve legal process in any other manner permitted by law.

7.4  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5  Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

7.6  Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

7.7  Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

7.8  Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

7.9  Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

7.10  Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

7.11  Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

7.12  Counterparts. This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

SIGNED, SEALED AND DELIVERED BY

STRATEGIC MINERALS INC. per:

__________________________________________
Authorized Signatory

Name of Signatory:__________________________________

Title of Signatory: ___________________________________

SIGNED, SEALED AND DELIVERED BY

AULTRA GOLD INC. (formerly called Dutch Mining (Canada) Inc.) per:

__________________________________________
Authorized Signatory

Name of Signatory: _________________________________

Title of Signatory: __________________________________

SIGNED, SEALED AND DELIVERED BY AULTRA GOLD INC. (formerly called

New World Entertainment Corp.) per:

__________________________________________
Authorized Signatory

Name of Signatory: _________________________________

Title of Signatory: __________________________________

SCHEDULE "B"
CLOSING CERTIFICATE AND
COUNTERPART EXECUTION OF SHARE EXCHANGE

TO: New World Entertainment Corp. (the "Company")

This confirms the undersigned wishes to exchange ____________ AGI Shares into an equivalent number of common shares of the Company upon a 1 for 1 basis. The shares, when issued, should be delivered to the following address:

Dated this _____ day of ______________, 200__.

SIGNED, SEALED & DELIVERED

by the AGI Shareholder in the presence of:
____________________________________
Signature of Witness

Name of Witness: ___________________________

Address of Witness: _________________________
____________________________________

Occupation of Witness: _______________________
) ) ) ) ) __________________________________________________ ) Signature of AGI Shareholder ) ) ) ) ) ) ) ) )

SCHEDULE "C"
MINING LEASE AGREEMENT